Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 July 27, 2016 FOR IMMEDIATE RELEASE
NextEra Energy reports second-quarter 2016 financial results

•	NextEra Energy delivers strong operational and financial results

•	Florida Power & Light Company continues to invest in the business to strengthen its customer value proposition

•	NextEra Energy Resources benefits from contributions from new investments

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported second-quarter 2016 net income attributable to NextEra Energy on a GAAP basis of $540 million, or $1.16 per share, compared to $716 million, or $1.59 per share, in the second quarter of 2015. On an adjusted basis, NextEra Energy’s second-quarter 2016 earnings were $777 million, or $1.67 per share, compared to $699 million, or $1.56 per share, in the second quarter of 2015.

Adjusted earnings for these periods exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. Adjusted earnings also exclude merger-related expenses and, for 2016, the gain on the sale of the Texas natural gas generation facilities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the board of directors and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure.

"NextEra Energy delivered another successful quarter of strong operational and financial results, highlighted by a seven percent increase in adjusted earnings per share versus the same period last year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "At FPL, we had strong growth in the underlying business. Average regulatory capital employed grew 8.4 percent over the same quarter last year, reflecting our continuing commitment of investing new capital in the business to deliver even more value to our customers. We also received terrific news that, for the first time, FPL was awarded J.D. Power’s top ranking for having the highest residential customer satisfaction among large utilities in the South. This is a tribute to the nearly 9,000 FPL employees who work hard to deliver a customer value proposition that is second to none. NextEra Energy Resources was a significant driver of growth during the quarter, with strong contributions from new investments. Looking forward, Energy Resources remains poised for another significant installation year and on track with major activities to support the delivery of approximately 2,500 megawatts of new contracted renewables projects in 2016. We believe that the longer-term fundamentals for North American renewables growth have never been stronger and that we are well-positioned to capitalize on opportunities in what we view as one of the best environments for renewables development in recent history."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported second-quarter 2016 net income of $448 million, or $0.96 per share, compared to $435 million, or $0.97 per share, for the prior-year quarter. FPL's contribution to second-quarter adjusted earnings per share was roughly flat, down $0.01 versus the comparable prior-year period. Growth driven by continued investment in the business was offset by share dilution and a negative impact relating to the Florida Supreme Court's decision to reverse the Florida Public Service Commission's (PSC) approval of the company's natural gas reserves program.

FPL continued to successfully execute on its customer value proposition that includes electric bills that are among the lowest in the nation, high reliability, award-winning customer service and one of the cleanest emissions profiles in the U.S. Earlier this month, FPL received the top ranking for residential customer satisfaction among large electric providers in the southern U.S., according to the J.D. Power 2016 Electric Utility Residential Customer Satisfaction StudySM.

FPL’s second-quarter retail sales volume was down 2.5 percent from the prior-year comparable quarter, while its average number of customers increased by approximately 65,000 over the same period.

During the quarter, FPL received site certification for its Okeechobee Clean Energy Center, a new highly fuel-efficient power plant that is scheduled to begin generating affordable clean energy by mid-2019. The Okeechobee Clean Energy Center, which will be fueled by clean, U.S.-produced natural gas, is part of the company's ongoing strategy of modernizing its system by investing in clean, highly fuel-efficient power generation, while phasing out older, less fuel-efficient plants that use coal and oil. Since 2001, FPL's investments in highly efficient natural gas power plants have prevented more than 95 million tons of carbon emissions and saved customers more than $8 billion in fuel costs.

Also in June, FPL filed a petition with the Florida PSC to request approval to purchase a coal-fired power plant located in Indiantown, Fla. FPL is obligated to purchase power from the facility under an existing long-term contract. FPL proposes to purchase the ownership interest in the Indiantown Cogeneration facility for $451 million, including existing debt. Upon taking ownership of the 330-megawatt (MW) Indiantown Cogeneration facility, FPL plans to immediately reduce the plant's operations with the intention of eventually phasing the plant out of service. If approved, the proposal is projected to save FPL customers an estimated $129 million and prevent more than 657,000 tons of carbon dioxide emissions annually, further expanding upon FPL's position as the cleanest energy company in Florida and among the cleanest in the nation.

FPL also continues to make progress on three new solar power plants that will be among the largest solar power facilities ever built in the eastern U.S. Comprising more than 1 million solar panels, the new, cost-effective plants will begin powering FPL customers later this year, tripling the company's use of energy from the sun.

FPL's typical residential bill remains about 30 percent lower than the national average and is the lowest among reporting Florida utilities. In addition, FPL's typical 1,000-kilowatt-hour (kWh) residential customer bill today is lower than it was 10 years ago, down approximately 15 percent compared with 2006 rates.

As announced earlier this year, FPL filed a comprehensive four-year request with the Florida PSC for new base rates that would be phased in beginning in 2017, following the expiration of the company's current rate agreement. During the quarter, nine quality of service hearings were conducted across the company's service area, with an overwhelming majority of participants speaking positively about the service they receive from FPL. The four-year base rate plan would support continued investments in long-term infrastructure and advanced technology, which improve service and help keep customer bills low. With the proposed base rate adjustments and current projections for fuel and other costs, FPL expects its typical residential bill would grow about 2.8 percent per year from January 2016 through the end of 2020, which is about the same rate as the expected rate of inflation. Even with the plan's proposed base rate increase, FPL's typical residential and business customer bills are projected to remain lower than 2006 levels through the year 2020.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a second-quarter 2016 contribution to net income attributable to NextEra Energy on a GAAP basis of $234 million, or $0.50 per share, compared to $276 million, or $0.61 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings for the second quarter of 2016 were $313 million, or $0.67 per share, compared to $254 million, or $0.57 per share, for the second quarter of 2015.

NextEra Energy Resources' contribution to second-quarter adjusted earnings per share increased $0.10, or approximately 18 percent, compared to the prior-year quarter. Energy Resources' core business results were primarily driven by contributions from new investments of $0.19 per share, reflecting continued growth in the contracted renewables portfolio and contributions from our gas pipeline projects. Partially offsetting the positive results were a $0.04 per share decline in contributions from the existing portfolio. Interest expense, share dilution and other corporate expenses also increased primarily related to growth in the business.

During the second quarter, the NextEra Energy Resources team continued to execute on its backlog and pursue additional opportunities for contracted renewables development. NextEra Energy Resources continues to expect to bring into service approximately 2,800 to 5,400 MW of new North American renewables projects over the course of the 2017 to 2018 time frame. Over the past few months, the team signed power purchase agreements for approximately 200 MW of U.S. wind projects, bringing the total contracts currently signed for delivery in the 2017 to 2018 time frame to approximately 575 MW. In addition, NextEra Energy Resources is pursuing 327 MW of repowering opportunities at two of its existing wind projects in Texas. Including these repowering opportunities and currently signed contracts for new wind and solar projects, NextEra Energy Resources’ 2017 to 2018 renewables backlog is more than 900 MW.

With Federal Energy Regulatory Commission (FERC) approval received earlier this year, the company's Sabal Trail Transmission and Florida Southeast Connection pipeline projects remain on track, with operations expected to commence in mid-2017. The Mountain Valley Pipeline joint venture continues to progress through the permitting process with FERC, with commercial operations expected to commence by year-end 2018.

Corporate and Other
In the second quarter of 2016 on a GAAP basis, Corporate and Other earnings decreased $0.31 per share, compared to the prior-year quarter. In the second quarter of 2016 on an adjusted basis, Corporate and Other earnings increased $0.02 per share, compared to the prior-year quarter.

Outlook
NextEra Energy continues to expect adjusted earnings per share to be in the range of $5.85 to $6.35 for 2016 and in the range of $6.60 to $7.10 for 2018, implying a compound annual growth rate of 6 to 8 percent per year through 2018, off a 2014 base.
NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar project, merger-related expenses and, for 2016, the gain on the sale of the Texas natural gas generation facilities and the impact of the resolution of contingencies related to a previous asset sale. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2016 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be second-quarter 2016 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.5 billion and approximately 14,300 employees in 27 states and Canada as of year-end 2015, as well as approximately 45,000 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP) as of April 2016. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves more than 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune’s 2016 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this press release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional taxes or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; NextEra Energy Partners, LP’s (NEP's) acquisitions may not be completed and, even if completed, NextEra Energy may not realize the anticipated benefits of any acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards, and increased public attention to hazards, posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2015 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

				Preliminary
Three Months Ended June 30, 2016	Florida Power & Light	NEER		Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,750	$970		$97	$3,817
Operating Expenses
Fuel, purchased power and interchange	811	142		7	960
Other operations and maintenance	410	395		38	843
Merger-related	—	—		2	2
Depreciation and amortization	400	325		17	742
Taxes other than income taxes and other - net	301	(208)	(1)	8	101
Total operating expenses	1,922	654		72	2,648
Operating Income	828	316		25	1,169
Other Income (Deductions)
Interest expense	(117)	(277)		(208)	(602)
Benefits associated with differential membership interests - net	—	77		—	77
Equity in earnings of equity method investees	—	34		10	44
Allowance for equity funds used during construction	14	2		1	17
Interest income	2	6		12	20
Gains on disposal of assets - net	—	12		—	12
Other - net	1	20		5	26
Total other deductions - net	(100)	(126)		(180)	(406)
Income (Loss) before Income Taxes	728	190		(155)	763
Income Tax Expense (Benefit)	280	(48)		(13)	219
Net Income (Loss)	448	238		(142)	544
Less Net Income Attributable to Noncontrolling Interests	—	4		—	4
Net Income (Loss) Attributable to NextEra Energy, Inc.	$448	$234		$(142)	$540
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$448	$234		$(142)	$540
Adjustments(2):
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	382		167	549
Loss from other than temporary impairments - net	—	1		—	1
Resolution of contingencies related to a previous asset sale	—	—		—	—
Gain on sale of the Texas natural gas generation facilities	—	(254)		—	(254)
Operating loss (income) of Spain solar projects	—	1		—	1
Merger-related expenses	—	—		2	2
Less related income tax expense (benefit)	—	(51)		(11)	(62)
Adjusted Earnings	$448	$313		$16	$777
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.96	$0.50		$(0.30)	$1.16
Adjustments(2):
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.82		0.36	1.18
Loss from other than temporary impairments - net	—	—		—	—
Resolution of contingencies related to a previous asset sale	—	—		—	—
Gain on sale of the Texas natural gas generation facilities	—	(0.55)		—	(0.55)
Operating loss (income) of Spain solar projects	—	—		—	—
Merger-related expenses	—	—		—	—
Less related income tax expense (benefit)	—	(0.10)		(0.02)	(0.12)
Adjusted Earnings Per Share	$0.96	$0.67		$0.04	$1.67
Weighted-average shares outstanding (assuming dilution)					465
—————————————
(1)Includes gain on sale of the Texas natural gas generation facilities.

(2)Adjustments are presented on a pretax basis to comply with recent Securities and Exchange Commission guidance. For after-tax per share impacts of earnings drivers, see page 15.

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,996	$1,267	$95	$4,358
Operating Expenses
Fuel, purchased power and interchange	1,098	205	13	1,316
Other operations and maintenance	385	381	34	800
Merger-related	—	—	9	9
Depreciation and amortization	428	291	18	737
Taxes other than income taxes and other - net	305	40	5	350
Total operating expenses	2,216	917	79	3,212
Operating Income	780	350	16	1,146
Other Income (Deductions)
Interest expense	(112)	(132)	(36)	(280)
Benefits associated with differential membership interests - net	—	54	—	54
Equity in earnings of equity method investees	—	28	(1)	27
Allowance for equity funds used during construction	16	—	—	16
Interest income	1	8	13	22
Gains on disposal of assets - net	—	5	—	5
Other - net	—	2	2	4
Total other deductions - net	(95)	(35)	(22)	(152)
Income (Loss) before Income Taxes	685	315	(6)	994
Income Tax Expense (Benefit)	250	35	(11)	274
Net Income (Loss)	435	280	5	720
Less Net Income Attributable to Noncontrolling Interests	—	4	—	4
Net Income (Loss) Attributable to NextEra Energy, Inc.	$435	$276	$5	$716
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$435	$276	$5	$716
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(23)	(2)	(25)
Loss from other than temporary impairments - net	—	3	—	3
Resolution of contingencies related to a previous asset sale	—	—	—	—
Gain on sale of the Texas natural gas generation facilities	—	—	—	—
Operating loss (income) of Spain solar projects	—	(1)	—	(1)
Merger-related expenses	—	—	9	9
Less related income tax expense (benefit)	—	(1)	(2)	(3)
Adjusted Earnings	$435	$254	$10	$699
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.97	$0.61	$0.01	$1.59
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.05)	—	(0.05)
Loss from other than temporary impairments - net	—	0.01	—	0.01
Resolution of contingencies related to a previous asset sale	—	—	—	—
Gain on sale of the Texas natural gas generation facilities	—	—	—	—
Operating loss (income) of Spain solar projects	—	—	—	—
Merger-related expenses	—	—	0.02	0.02
Less related income tax expense (benefit)	—	—	(0.01)	(0.01)
Adjusted Earnings Per Share	$0.97	$0.57	$0.02	$1.56
Weighted-average shares outstanding (assuming dilution)				449

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

2015 amounts for NEER and Corporate and Other were adjusted to reflect the fourth quarter 2015 segment change related to natural gas pipeline projects.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

				Preliminary
Six Months Ended June 30, 2016	Florida Power & Light	NEER		Corporate & Other (1)	NextEra Energy, Inc.
Operating Revenues	$5,054	$2,411		$186	$7,651
Operating Expenses
Fuel, purchased power and interchange	1,511	356		21	1,888
Other operations and maintenance	800	781		61	1,642
Merger-related	—	—		6	6
Depreciation and amortization	620	625		34	1,279
Taxes other than income taxes and other - net	581	(162)	(2)	14	433
Total operating expenses	3,512	1,600		136	5,248
Operating Income	1,542	811		50	2,403
Other Income (Deductions)
Interest expense	(229)	(646)		(236)	(1,111)
Benefits associated with differential membership interests - net	—	161		—	161
Equity in earnings of equity method investees	—	56		20	76
Allowance for equity funds used during construction	38	3		1	42
Interest income	3	10		26	39
Gains on disposal of assets - net	—	27		—	27
Other - net	—	17		5	22
Total other deductions - net	(188)	(372)		(184)	(744)
Income (Loss) before Income Taxes	1,354	439		(134)	1,659
Income Tax Expense (Benefit)	513	(24)		(28)	461
Net Income (Loss)	841	463		(106)	1,198
Less Net Income Attributable to Noncontrolling Interests	—	5		—	5
Net Income (Loss) Attributable to NextEra Energy, Inc.	$841	$458		$(106)	$1,193
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$841	$458		$(106)	$1,193
Adjustments(3):
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	493		164	657
Loss from other than temporary impairments - net	—	9		—	9
Resolution of contingencies related to a previous asset sale	—	(9)		—	(9)
Gain on sale of the Texas natural gas generation facilities	—	(254)		—	(254)
Operating loss (income) of Spain solar projects	—	4		—	4
Merger-related expenses	—	—		6	6
Less related income tax expense (benefit)	—	(80)		(16)	(96)
Adjusted Earnings	$841	$621		$48	$1,510
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.81	$0.99		$(0.23)	$2.57
Adjustments(3):
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	1.06		0.35	1.41
Loss from other than temporary impairments - net	—	0.02		—	0.02
Resolution of contingencies related to a previous asset sale	—	(0.02)		—	(0.02)
Gain on sale of the Texas natural gas generation facilities	—	(0.55)		—	(0.55)
Operating loss (income) of Spain solar projects	—	0.01		—	0.01
Merger-related expenses	—	—		0.01	0.01
Less related income tax expense (benefit)	—	(0.16)		(0.03)	(0.19)
Adjusted Earnings Per Share	$1.81	$1.35		$0.10	$3.26
Weighted-average shares outstanding (assuming dilution)					464
—————————————
(1) Reflects the first-quarter 2016 favorable impact of approximately $17 million, or $0.04 per share, of the adoption in the second quarter of 2016 of an accounting standards update related to stock-based compensation.

(2)Includes gain on sale of the Texas natural gas generation facilities.

(3)Adjustments are presented on a pretax basis to comply with recent Securities and Exchange Commission guidance. For after-tax per share impacts of earnings drivers, see page 15.

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$5,538	$2,729	$196	$8,463
Operating Expenses
Fuel, purchased power and interchange	2,103	544	32	2,679
Other operations and maintenance	738	740	56	1,534
Merger-related	—	—	13	13
Depreciation and amortization	669	578	37	1,284
Taxes other than income taxes and other - net	581	84	12	677
Total operating expenses	4,091	1,946	150	6,187
Operating Income	1,447	783	46	2,276
Other Income (Deductions)
Interest expense	(227)	(303)	(71)	(601)
Benefits associated with differential membership interests - net	—	111	—	111
Equity in earnings of equity method investees	—	36	—	36
Allowance for equity funds used during construction	26	1	—	27
Interest income	2	15	26	43
Gains on disposal of assets - net	—	27	—	27
Other - net	—	9	3	12
Total other deductions - net	(199)	(104)	(42)	(345)
Income (Loss) before Income Taxes	1,248	679	4	1,931
Income Tax Expense (Benefit)	454	118	(12)	560
Net Income (Loss)	794	561	16	1,371
Less Net Income Attributable to Noncontrolling Interests	—	5	—	5
Net Income (Loss) Attributable to NextEra Energy, Inc.	$794	$556	$16	$1,366
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$794	$556	$16	$1,366
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(67)	(2)	(69)
Loss from other than temporary impairments - net	—	2	—	2
Resolution of contingencies related to a previous asset sale	—	—	—	—
Gain on sale of the Texas natural gas generation facilities	—	—	—	—
Operating loss (income) of Spain solar projects	—	3	—	3
Merger-related expenses	—	—	13	13
Less related income tax expense (benefit)	—	21	(8)	13
Adjusted Earnings	$794	$515	$19	$1,328
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.77	$1.24	$0.03	$3.04
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.15)	—	(0.15)
Loss from other than temporary impairments - net	—	—	—	—
Resolution of contingencies related to a previous asset sale	—	—	—	—
Gain on sale of the Texas natural gas generation facilities	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.01	—	0.01
Merger-related expenses	—	—	0.03	0.03
Less related income tax expense (benefit)	—	0.05	(0.03)	0.02
Adjusted Earnings Per Share	$1.77	$1.15	$0.03	$2.95
Weighted-average shares outstanding (assuming dilution)				449

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

2015 amounts for NEER and Corporate and Other were adjusted to reflect the fourth quarter 2015 segment change related to natural gas pipeline projects.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
June 30, 2016	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$43,166	$30,289	$1,627	$75,082
Nuclear fuel	1,282	792	(1)	2,073
Construction work in progress	2,631	3,872	82	6,585
Accumulated depreciation and amortization	(12,167)	(6,944)	(472)	(19,583)
Total property, plant and equipment - net	34,912	28,009	1,236	64,157
Current Assets
Cash and cash equivalents	14	623	93	730
Customer receivables, net of allowances	904	849	63	1,816
Other receivables	112	814	(69)	857
Materials, supplies and fossil fuel inventory	836	410	8	1,254
Regulatory assets:
Derivatives	—	—	—	—
Other	288	—	1	289
Derivatives	24	529	19	572
Assets held for sale	—	525	—	525
Other	121	350	(2)	469
Total current assets	2,299	4,100	113	6,512
Other Assets
Special use funds	3,610	1,681	(1)	5,290
Other investments	4	1,315	795	2,114
Prepaid benefit costs	1,272	—	(70)	1,202
Regulatory assets:
Purchased power agreement termination	681	—	—	681
Other	892	4	253	1,149
Derivatives	24	1,176	46	1,246
Other	176	2,767	126	3,069
Total other assets	6,659	6,943	1,149	14,751
Total Assets	$43,870	$39,052	$2,498	$85,420
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	7,733	9,903	(8,933)	8,703
Retained earnings	6,388	8,567	(407)	14,548
Accumulated other comprehensive loss	—	10	(92)	(82)
Total common shareholders' equity	15,494	18,480	(10,800)	23,174
Noncontrolling interests	—	708	—	708
Total equity	15,494	19,188	(10,800)	23,882
Long-term debt	9,925	7,337	9,739	27,001
Total capitalization	25,419	26,525	(1,061)	50,883
Current Liabilities
Commercial paper	363	—	1,019	1,382
Notes payable	600	—	200	800
Current maturities of long-term debt	66	1,026	2,033	3,125
Accounts payable	692	1,112	(30)	1,774
Customer deposits	467	4	1	472
Accrued interest and taxes	478	185	3	666
Derivatives	9	427	21	457
Accrued construction-related expenditures	203	790	12	1,005
Liabilities associated with assets held for sale	—	465	—	465
Other	403	672	115	1,190
Total current liabilities	3,281	4,681	3,374	11,336
Other Liabilities and Deferred Credits
Asset retirement obligations	1,867	689	—	2,556
Deferred income taxes	8,255	2,190	(324)	10,121
Regulatory liabilities:
Accrued asset removal costs	1,759	—	10	1,769
Asset retirement obligation regulatory expense difference	2,225	—	—	2,225
Other	535	—	3	538
Derivatives	—	674	239	913
Deferral related to differential membership interests	—	3,232	—	3,232
Other	529	1,061	257	1,847
Total other liabilities and deferred credits	15,170	7,846	185	23,201
Commitments and Contingencies
Total Capitalization and Liabilities	$43,870	$39,052	$2,498	$85,420

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$41,227	$29,833	$1,546	$72,606
Nuclear fuel	1,306	761	—	2,067
Construction work in progress	2,850	2,746	61	5,657
Accumulated depreciation and amortization	(11,862)	(6,640)	(442)	(18,944)
Total property, plant and equipment - net	33,521	26,700	1,165	61,386
Current Assets
Cash and cash equivalents	23	490	58	571
Customer receivables, net of allowances	849	861	74	1,784
Other receivables	123	485	(127)	481
Materials, supplies and fossil fuel inventory	826	428	5	1,259
Regulatory assets:
Derivatives	218	—	—	218
Other	284	—	1	285
Derivatives	3	698	11	712
Assets held for sale	—	1,009	—	1,009
Other	181	286	9	476
Total current assets	2,507	4,257	31	6,795
Other Assets
Special use funds	3,504	1,634	—	5,138
Other investments	4	993	789	1,786
Prepaid benefit costs	1,243	—	(88)	1,155
Regulatory assets:
Purchased power agreement termination	726	—	—	726
Other	787	2	263	1,052
Derivatives	1	1,195	6	1,202
Other	230	2,866	143	3,239
Total other assets	6,495	6,690	1,113	14,298
Total Assets	$42,523	$37,647	$2,309	$82,479
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	7,733	8,117	(7,254)	8,596
Retained earnings	6,447	8,109	(416)	14,140
Accumulated other comprehensive loss	—	(80)	(87)	(167)
Total common shareholders' equity	15,553	16,146	(9,125)	22,574
Noncontrolling interests	—	538	—	538
Total equity	15,553	16,684	(9,125)	23,112
Long-term debt	9,956	6,825	9,900	26,681
Total capitalization	25,509	23,509	775	49,793
Current Liabilities
Commercial paper	56	—	318	374
Notes payable	100	112	200	412
Current maturities of long-term debt	64	1,489	667	2,220
Accounts payable	664	1,889	(24)	2,529
Customer deposits	469	4	—	473
Accrued interest and taxes	279	155	15	449
Derivatives	222	651	9	882
Accrued construction-related expenditures	240	670	11	921
Liabilities associated with assets held for sale	—	992	—	992
Other	355	381	119	855
Total current liabilities	2,449	6,343	1,315	10,107
Other Liabilities and Deferred Credits
Asset retirement obligations	1,822	647	—	2,469
Deferred income taxes	7,730	2,263	(166)	9,827
Regulatory liabilities:
Accrued asset removal costs	1,921	—	9	1,930
Asset retirement obligation regulatory expense difference	2,182	—	—	2,182
Other	492	—	2	494
Derivatives	—	401	129	530
Deferral related to differential membership interests	—	3,142	—	3,142
Other	418	1,342	245	2,005
Total other liabilities and deferred credits	14,565	7,795	219	22,579
Commitments and Contingencies
Total Capitalization and Liabilities	$42,523	$37,647	$2,309	$82,479

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2016	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$841	$463	$(106)	$1,198
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	620	625	34	1,279
Nuclear fuel and other amortization	112	67	9	188
Unrealized losses (gains) on marked to market derivative contracts - net	—	381	71	452
Foreign currency transaction losses (gains)	—	(3)	93	90
Deferred income taxes	493	38	(125)	406
Cost recovery clauses and franchise fees	137	—	—	137
Benefits associated with differential membership interests - net	—	(161)	—	(161)
Allowance for equity funds used during construction	(38)	(3)	(1)	(42)
Gains on sale and disposal of assets - net	—	(279)	—	(279)
Other - net	35	13	30	78
Changes in operating assets and liabilities:
Customer and other receivables	(56)	6	10	(40)
Materials, supplies and fossil fuel inventory	(10)	10	(3)	(3)
Other current assets	42	(18)	7	31
Other assets	14	(71)	(17)	(74)
Accounts payable and customer deposits	28	(51)	(2)	(25)
Margin cash collateral	—	(73)	—	(73)
Income taxes	(13)	110	(86)	11
Interest and other taxes	221	(2)	20	239
Other current liabilities	(25)	(75)	(5)	(105)
Other liabilities	(78)	14	27	(37)
Net cash provided by (used in) operating activities	2,323	991	(44)	3,270
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,129)	—	—	(2,129)
Independent power and other investments of NEER	—	(3,719)	—	(3,719)
Nuclear fuel purchases	(70)	(45)	—	(115)
Other capital expenditures and other investments	—	—	(103)	(103)
Sale of independent power and other investments of NEER	—	396	—	396
Proceeds from sale or maturity of securities in special use funds and other investments	1,079	347	183	1,609
Purchases of securities in special use funds and other investments	(1,120)	(365)	(169)	(1,654)
Proceeds from sale of a noncontrolling interest in subsidiaries	—	303	—	303
Other - net	28	(56)	3	(25)
Net cash used in investing activities	(2,212)	(3,139)	(86)	(5,437)
Cash Flows From Financing Activities
Issuances of long-term debt	—	1,313	1,196	2,509
Retirements of long-term debt	(33)	(905)	(58)	(996)
Proceeds from differential membership investors	—	219	—	219
Payments to differential membership investors	—	(63)	—	(63)
Proceeds from notes payable	500	—	—	500
Repayments of notes payable	—	(12)	—	(12)
Net change in commercial paper	307	—	701	1,008
Issuances of common stock - net	—	—	43	43
Dividends on common stock	—	—	(803)	(803)
Dividends & capital distributions from (to) parent - net	(900)	1,760	(860)	—
Other - net	6	(31)	(54)	(79)
Net cash provided by (used in) financing activities	(120)	2,281	165	2,326
Net increase (decrease) in cash and cash equivalents	(9)	133	35	159
Cash and cash equivalents at beginning of period	23	490	58	571
Cash and cash equivalents at end of period	$14	$623	$93	$730

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$794	$561	$16	$1,371
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	669	578	37	1,284
Nuclear fuel and other amortization	105	63	10	178
Unrealized losses (gains) on marked to market derivative contracts - net	—	(127)	(2)	(129)
Foreign currency transaction losses (gains)	—	—	—	—
Deferred income taxes	84	462	(29)	517
Cost recovery clauses and franchise fees	58	—	—	58
Benefits associated with differential membership interests - net	—	(111)	—	(111)
Allowance for equity funds used during construction	(26)	(1)	—	(27)
Gains on sale and disposal of assets - net	—	(25)	—	(25)
Other - net	22	7	24	53
Changes in operating assets and liabilities:
Customer and other receivables	(151)	162	(19)	(8)
Materials, supplies and fossil fuel inventory	(25)	39	—	14
Other current assets	(55)	(12)	6	(61)
Other assets	(29)	29	(12)	(12)
Accounts payable and customer deposits	54	(104)	(5)	(55)
Margin cash collateral	—	(300)	—	(300)
Income taxes	349	(374)	46	21
Interest and other taxes	224	17	8	249
Other current liabilities	(16)	(53)	34	(35)
Other liabilities	(25)	(17)	(6)	(48)
Net cash provided by (used in) operating activities	2,032	794	108	2,934
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,549)	—	—	(1,549)
Independent power and other investments of NEER	—	(2,042)	—	(2,042)
Nuclear fuel purchases	(79)	(106)	—	(185)
Other capital expenditures and other investments	—	—	(33)	(33)
Sale of independent power and other investments of NEER	—	34	—	34
Proceeds from sale or maturity of securities in special use funds and other investments	2,538	392	74	3,004
Purchases of securities in special use funds and other investments	(2,570)	(408)	(112)	(3,090)
Proceeds from sale of a noncontrolling interest in subsidiaries	—	106	—	106
Other - net	(8)	9	—	1
Net cash used in investing activities	(1,668)	(2,015)	(71)	(3,754)
Cash Flows From Financing Activities
Issuances of long-term debt	85	1,171	450	1,706
Retirements of long-term debt	(31)	(864)	(508)	(1,403)
Proceeds from differential membership investors	—	41	—	41
Payments to differential membership investors	—	(47)	—	(47)
Proceeds from notes payable	—	325	625	950
Repayments of notes payable	—	—	—	—
Net change in commercial paper	(948)	—	627	(321)
Issuances of common stock - net	—	—	630	630
Dividends on common stock	—	—	(683)	(683)
Dividends & capital distributions from (to) parent - net	550	552	(1,102)	—
Other - net	4	(39)	(44)	(79)
Net cash provided by (used in) financing activities	(340)	1,139	(5)	794
Net increase (decrease) in cash and cash equivalents	24	(82)	32	(26)
Cash and cash equivalents at beginning of period	14	536	27	577
Cash and cash equivalents at end of period	$38	$454	$59	$551

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

2015 amounts for NEER and Corporate and Other were adjusted to reflect the segment change related to natural gas pipeline projects.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2015 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.45	$1.59	$3.04

Florida Power & Light - 2015 Earnings Per Share	$0.80	$0.97	$1.77
New investment growth	0.04	0.08	0.12
Cost recovery clause results	0.02	0.01	0.03
Allowance for funds used during construction	0.03	(0.01)	0.02
Woodford revenue refund	—	(0.03)	(0.03)
Wholesale operations	0.01	—	0.01
Other and share dilution	(0.05)	(0.06)	(0.11)
Florida Power & Light - 2016 Earnings Per Share	$0.85	$0.96	$1.81

NEER - 2015 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.62	$0.61	$1.24
New investments	0.14	0.19	0.35
Existing assets	0.04	(0.04)	(0.02)
Gas infrastructure	—	(0.02)	(0.01)
Customer supply and proprietary power & gas trading	(0.04)	(0.01)	(0.04)
Non-qualifying hedges impact	(0.22)	(0.57)	(0.80)
Resolution of contingencies related to a previous asset sale	0.01	—	0.01
Gain on sale of the Texas natural gas generation facilities (see related tax effects in Corporate and Other below)	—	0.35	0.35
Change in other than temporary impairment losses - net	(0.01)	0.01	(0.01)
Interest and corporate general and administrative expenses	(0.05)	(0.02)	(0.07)
Other, including income taxes and share dilution	(0.01)	—	(0.01)
NEER - 2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.48	$0.50	$0.99

Corporate and Other - 2015 Earnings Per Share	$0.03	$0.01	$0.03
Non-qualifying hedges impact	—	(0.21)	(0.21)
Gain on sale of the Texas natural gas generation facilities	—	(0.13)	(0.13)
Merger-related expenses	—	0.01	0.01
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution (1)	0.05	0.02	0.07
Corporate and Other - 2016 Earnings (Loss) Per Share	$0.08	$(0.30)	$(0.23)

2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$1.16	$2.57
________________________

(1) Reflects the first-quarter 2016 favorable impact of approximately $0.04 per share of the adoption in the second quarter of 2016 of an accounting standards update related to stock-based compensation.

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding.

2015 EPS amounts and 2016 EPS contributions for NEER and Corporate and Other reflect the fourth quarter 2015 segment change related to natural gas pipeline projects.

The sum of the quarterly amounts may not equal the year-to-date total due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
June 30, 2016	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$3,498	$1,749
Debentures, related to NextEra Energy's equity units	1,200
Project Debt:
Natural gas-fired assets	36
Wind assets	3,979	1,521
Solar	3,391	1,411
Other	1,758	640
Storm Securitization Debt	240
Other(2)		1,274
Other long-term debt, including current maturities, and short-term debt(3)	18,534	18,534
Unamortized debt issuance costs	(328)
Total debt per Balance Sheet	32,308	25,129
Junior Subordinated Debentures		1,749
Debentures, related to NextEra Energy's equity units		1,200
Total Equity	23,882	23,882
Total capitalization, including debt due within one year	$56,190	$51,960
Debt ratio	57%	48%

December 31, 2015	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,200
Project Debt:
Natural gas-fired assets	497
Wind assets	4,009	1,728
Solar	2,954	1,192
Other	1,657	610
Storm Securitization Debt	273
Other(2)		1,249
Other long-term debt, including current maturities, and short-term debt(3)	16,421	16,421
Unamortized debt issuance costs	(302)
Total debt per Balance Sheet	29,687	22,689
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,200
Total Equity	23,112	23,112
Total capitalization, including debt due within one year	$52,799	$48,490
Debt ratio	56%	47%
________________________

(1)	Adjusted debt calculation is based on NextEra Energy's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter			Year-to-Date
Periods Ended June 30,	2016	2015	% change	2016	2015	% change
Energy sales (million kWh)
Residential	14,491	15,057	(3.8)%	26,468	26,695	(0.9)%
Commercial	11,821	12,035	(1.8)%	22,353	22,360	—%
Industrial	768	782	(1.8)%	1,497	1,501	(0.3)%
Public authorities	140	143	(2.1)%	280	282	(0.7)%
Increase (decrease) in unbilled sales	1,174	1,111	5.7%	715	1,114	(35.8)%
Total retail	28,394	29,128	(2.5)%	51,313	51,952	(1.2)%
Electric utilities	1,754	1,783	(1.6)%	3,236	3,224	0.4%
Interchange power sales	741	292	153.8%	1,987	2,131	(6.8)%
Total	30,889	31,203	(1.0)%	56,536	57,307	(1.3)%

Average price (cents/kWh)(1)
Residential	10.16	10.77	(5.7)%	10.23	10.84	(5.6)%
Commercial	8.16	8.75	(6.7)%	8.34	8.93	(6.6)%
Industrial	6.06	6.67	(9.1)%	6.20	6.78	(8.6)%
Total	8.99	9.60	(6.4)%	9.10	9.72	(6.4)%

Average customer accounts (000s)
Residential	4,278	4,222	1.3%	4,272	4,215	1.4%
Commercial	539	532	1.3%	538	531	1.3%
Industrial	12	11	9.1%	12	11	9.1%
Other	5	4	25.0%	4	4	—%
Total	4,834	4,769	1.4%	4,826	4,761	1.4%

	June 30,
	2016	2015	% change
End of period customer accounts (000s)
Residential	4,282	4,225	1.3%
Commercial	540	533	1.3%
Industrial	12	11	9.1%
Other	4	3	33.3%
Total	4,838	4,772	1.4%

	2016	Normal	2015
Three Months Ended June 30,
Cooling degree-days(2)	622	597	726
Heating degree-days(2)	4	12	—
Six Months Ended June 30,
Cooling degree-days(2)	755	727	890
Heating degree-days(2)	240	262	186
________________________

(1)	Excludes interchange power sales, net change in unbilled revenues and deferrals under cost recovery clauses.
(2)	Cooling degree days use a 72 degree base temperature and heating degree days use a 66 degree base temperature.